Exhibit 10.43

Agreement on Card Merchants

Softbank Payment Service Corporation (“SBPS”) and YJ Card Corporation (“YJC”) enter into the following agreement (this “Agreement”) regarding online credit sales made by users (“Sellers”) of the EC payment system built by SBPS (the “Payment System”).

Article 1 General Provisions

This Agreement provides for the execution of a contract (the “Merchant Agreement”) between SBPS (as the appointed agent of the Merchants defined in Article 2, Paragraph 2) and YJC whenever a Merchant makes Credit Sales defined in Article 2, Paragraph 1 to a cardholder (“Customer”) of a credit card (“Card”) issued by YJC or any company or organization partnered with YJC now or in the future (“Partner”) using that Card, the content of the Merchant Agreement, and the performance of services under the Merchant Agreement.

Article 2 Definitions

1.

“Credit Sale” means any credit sales transaction wherein a Customer transmits to a Merchant the customer number, expiration date, customer name, and other necessary information through the internet or a similar medium, without presenting the Card and signature, under the security provided for in Article 11, to purchase goods, services, or rights (collectively, “Goods and Services”), and uses the Payment System to settle the price of that purchase, based on advertising and promotion through the website created by the Merchant using the Payment System pursuant to the provisions of Article 8 (the “Website”) or a similar medium.

2.

“Merchant” means a person or entity that enters into a user agreement for the Payment System with SBPS (the “User Agreement”) to sell or provide Goods and Services, and is recognized by YJC under Article 5 as a merchant of YJC.

Article 3 Authority to Act as General Agent

1.	SBPS is authorized under its agreement with each Merchant to act as the general agent of the Merchants in respect of the following matters:

(1)	the execution of a Merchant Agreement between YJC and the Merchant and acts incidental thereto;

(2)	making notifications with respect to the Merchant;

(3)	obtaining sales approval;

(4)	matters regarding sales invoicing;

(5)	collection of sales proceeds; and

(6)	other business agreed upon between SBPS and the Merchant and approved by YJC.

2.

SBPS shall resolve, at its own responsibility and cost, any doubts raised by a Merchant regarding the authority to act as agent provided for in the preceding paragraph, and shall not cause any inconvenience to YJC.

Article 4 Notification and Approval of SBPS

1.	SBPS shall notify the following matters to YJC by the method designated by YJC, and the same applies to changes to those matters:

(1)	the trade name or business name of SBPS;

(2)	the name and address of the representative of SBPS;

(3)	the address and contact details of SBPS;

(4)	the terms and conditions that provide for the content of the User Agreement between SBPS and each Merchant and the content of any other contractual matters relevant to the Credit Sale; and

(5)	other matters agreed upon by SBPS and YJC.

2.

If SBPS terminates an individual agreement with a Merchant or there is a change in the information notified to YJC under the preceding paragraph, SBPS shall notify YJC without delay by the method designated by YJC.

3.

If any notice, document, or other communication sent by YJC is delayed or undelivered due to SBPS’s failure to notify YJC under the preceding paragraph, SBPS does not object to that communication being deemed to have arrived at the time it ordinarily should have arrived.

Article 5 Application and Approval of Merchants

1.

If an individual, corporation or association wishes to become a Merchant (hereinafter, “Merchant Applicant”), SBPS shall submit the following documents or data to YJC and make a new Merchant application:

(1)	a Merchant application form in the format designated by YJC; and

(2)	other materials requested by YJC for the screening of Merchants.

2.

If YJC determines, based on the application under the preceding paragraph, that the Merchant Applicant is suitable to be a Merchant, YJC shall notify SBPS to the effect that the new Merchant is approved, at which time a Merchant Agreement with the terms stipulated in this Agreement will be formed between the Merchant Applicant and YJC.

3.

If YJC determines, based on the application under Paragraph 1, that the Merchant Applicant is not suitable to be a Merchant, YJC may reject the Merchant Applicant. SBPS and the Merchant Applicant consent in advance to the fact that YJC will not disclose the reason for the rejection to SBPS or the Merchant Applicant. SBPS is responsible for communications with the rejected Merchant Applicant.

4.	If there is a change in the content of documents or data submitted under Paragraph 1, SBPS and the Merchant shall notify YJC and obtain YJC’s approval without delay by the method designated by YJC.

5.

If any notice, document, or other communication sent by YJC is delayed or undelivered due to SBPS’s or the Merchant’s failure to notify YJC under the preceding paragraph, SBPS does not object to that communication being deemed to have arrived at the time it ordinarily should have arrived.

Article 6 Responsibilities of SBPS and the Merchant

1.	SBPS and each Merchant shall agree to and comply with every provision of this Agreement.

2.	If a Merchant causes damage to YJC in connection with this Agreement or a transaction under this Agreement, SBPS is liable for damages to YJC jointly and severally with the Merchant.

Article 7 Responsibility for Operation of the Payment System

1.	SBPS and each Merchant shall take the following actions and measures from the perspective of customer protection when operating the Payment System.

(1)

SBPS and the Merchant shall work to ensure that any contractual disagreement with a Customer or disagreement due to a system malfunction, or other expected disagreement does not result in an outcome that is unfair to the Customer. SBPS and the Merchant shall indicate on the Website, in a manner comprehensible to Customers, the scope of issues for which they are unable to accept responsibility.

(2)	SBPS and the Merchant shall establish a point of contact for Customer complaints and inquiries, and promptly address any complaints and inquiries received through that point of contact.

2.	SBPS shall impose on each Merchant the following obligations with respect to Credit Sales under the Agreement:

(1)

to sell and provide Goods and Services that are free of defects based on the content of advertising representations, including the conditions of sale, product descriptions and the like prepared by the Merchant;

(2)	to present to the Customer the process of requesting and approving a purchase, and take measures such that the Customer can clearly understand when a transaction has been effected; and

(3)	to take measures to prevent errors, including displaying to Customers a confirmation page to prevent double transmissions or erroneous data entry.

3.

SBPS and the Merchant are responsible for resolving any challenges brought by a third party regarding electronic content or other intellectual property rights as a result of this Article, and shall not cause any inconvenience to YJC.

Article 8 Advertising

1.	SBPS and each Merchant shall plan, produce, and implement advertising on the Website (“Advertising”) at their own responsibility and cost.

2.	SBPS shall comply, and cause each Merchant to comply, with the following matters in the course of Advertising production:

(1)

not breach the Act on Specified Commercial Transactions, Installment Sales Act, Act Against Unjustifiable Premiums and Misleading Representations, Copyright Act, Trademark Act, related laws, or other relevant laws and ordinances;

(2)	not make representations with the potential to cause the Customer to make a misjudgment;

(3)	indicate the following matters:

(i)	the trade name or business name of the Merchant;

(ii)	the name and address of the Merchant;

(iii)	the telephone number and email address of the Merchant;

(iv)	the fact that the Customer can use the Card;

(v)	the name and contact details of the representative of the Merchant or the responsible person; and

(vi)	other matters that YJC considers necessary.

3.	If this Agreement is terminated, SBPS and each Merchant shall immediately remove any indication that the Customer can use the Card placed under the preceding paragraph.

Article 9 Goods and Services Handled

SBPS shall expressly indicate in its contract with a Merchant that the Merchant shall not conduct transactions for the following Goods and Services.

(1)	Goods and Services that violate public morals;

(2)

Goods and Services that breach the Act for Controlling the Possession of Firearms or Swords and Other Such Weapons, the Narcotics and Psychotropics Control Act, the Washington Convention, or other relevant laws and ordinances;

(3)	Goods and Services that infringe the copyright, portrait rights, intellectual property rights or similar rights of any third party;

(4)	gift certificates, prepaid cards, revenue stamps, postage stamps, commuter passes, and other negotiable instruments;

(5)	live animals; and

(6)	other Goods and Services that YJC determines to be inappropriate.

Article 10 No Discrimination

Neither SBPS nor any Merchant shall unreasonably refuse to deal with a Customer that makes an offer for a Credit Sale, request cash payment or the use of a card issued by a different company, request a price that differs from the price for cash customers, or otherwise disadvantage Customers.

Article 11 Transmission Security Measures

1.

Before performing this Agreement, SBPS and each Merchant shall take the necessary and appropriate security measures to prevent any third party from viewing, altering, or damaging any information, including a Customer’s customer number, expiration date, and other Card-related information (the “Credit Card Number”) or the system.

2.	SBPS and each Merchant shall immediately report to YJC any divulgence of the Credit Card Number provided for in the preceding paragraph or other incident and make efforts to prevent recurrence.

3.	YJC may provide guidance to SBPS and each Merchant regarding the recurrence prevention measures provided for in the preceding paragraph.

4.

SBPS and the Merchant that conducted the relevant Credit Sale are responsible for resolving any dispute that arises with a Customer of YJC or another third party as a result of divulgence of Credit Card Number provided for in Paragraph 2. SBPS and the Merchant that conducted the relevant Credit Sale are liable for damages incurred by YJC in connection with that dispute.

Article 12 Method of Credit Sale; Retention of Records

1.	If a Merchant receives an offer for a Credit Sale, it shall cause the Customer to transmit the following offer data:

(1)	the Customer’s name and contact details necessary for giving notices;

(2)	the name and category of the Goods and Services or other information that allows the Goods and Services to be identified;

(3)	the price of the Goods and Services, associated costs, and number of units;

(4)	the customer number;

(5)	the expiration date of the Card;

(6)	the payment method using the Card; and

(7)	other matters that YJC considers necessary.

However, the Merchant shall not cause the Customer to send the PIN number of the Card.

2.

Upon receiving an offer under the preceding paragraph, the Merchant shall record and retain the offer data designated by YJC that is transmitted to it by the Customer under the preceding paragraph, the correspondence with the Customer, and the processing of the transaction.

Article 13 Obtaining Sales Approval

1.

If a Merchant receives an offer under Paragraph 1 of the preceding Article, SBPS shall apply to YJC for sales approval with respect to all transactions, pursuant to the provisions of this Article, by the method designated by YJC, on behalf of the Merchant. YJC shall promptly communicate its approval or refusal to SBPS.

2.	SBPS shall notify the Merchant without delay upon receiving sales approval or refusal from YJC under the preceding paragraph for an offer under Paragraph 1 of the preceding Article.

3.	The Merchant shall notify the Customer that made the offer, without delay, upon receiving notice of sales approval or refusal from SBPS under the preceding paragraph.

Article 14 Authentication and Identity Verification

1.

SBPS shall in principle authenticate the Card using the security code and conduct identity verification using 3DSecure (collectively, “Identity Verification”) before conducting a Credit Sale transaction with a Merchant using the Payment System, for the purpose of preventing unauthorized use.

2.

If SBPS is unable to conduct Identity Verification under the preceding paragraph, SBPS shall notify YJC to that effect in advance, and SBPS and YJC shall consult to determine whether to conduct the Credit Sale transaction as a Merchant of YJC.

3.

If SBPS or a Merchant breaches the provisions of this Article, SBPS and that Merchant shall resolve at their own responsibility and cost any dispute arising due to Credit Sales by misidentifying a non-Customer as a Customer.

Article 15 Dispatch of Goods and Services

1.	If a Merchant obtains sales approval, the Merchant is responsible for promptly dispatching or providing the Goods and Services to the address designated by the Customer.

2.

If the Merchant is unable to deliver or provide the Goods and Services promptly after obtaining sales approval, the Merchant shall notify the Customer when the Goods and Services will be delivered or provided.

3.	The Merchant shall manage dispatch records for the Goods and Services, and retain the consignment note and other documents in evidence of carriage by a shipping company.

Article 16 Sale Information

1.	When a Merchant sells or provides Goods and Services, SBPS shall provide the sale information to YJC, by the method designated by YJC, on behalf of the Merchant.

2.	SBPS shall prepare the sale information with one of the following dates as the sale date:

(1)	for a physical item or similar, the date that the Merchant dispatches that item or similar; or

(2)	for a service or similar, the date that the Merchant provides that service or similar.

3.	SBPS and the Merchants shall not commit any of the following acts when preparing the sale information under Paragraph 1:

(1)	include cash advances, past accounts receivable, or other amounts other than the Credit Sale proceeds arising in the transaction;

(2)	divide single transactions into multiple transactions for the preparation of sale information;

(3)	submit a false sale date, fictitious or inflated price, false or wrongful sales approval, or false or wrongful sale information; or

(4)	record other sales made by wrongful means.

4.

If YJC incurs damage due to a Merchant committing an act prohibited under the preceding paragraph, the Merchant shall compensate for that damage and SBPS is responsible for that damage as the agent of the Merchant.

Article 17 Merchant Fee for Credit Sales

1.	The merchant fee rate of SBPS for Credit Sales made under this Agreement shall be determined by separate agreement based on the payment method selected by the Customer for the Credit Sales.

2.

SBPS may apply a special merchant fee rate based on the size of the Merchant, and SBPS may enter into a memorandum indicating the Merchant’s name and the special fee rate following consultation and agreement between SBPS and YJC.

3.	SBPS and YJC may consult and alter the merchant fee rate by written agreement in the event of a change in financial circumstances or similar event.

Article 18 Payment Method by Customer

1.	The following payment methods are available to Customers:

(1)	single payment;

(2)	two payments;

(3)	installment payments (3, 5, 6, 10, 12, 15, 18, 20, or 24 payments);

(4)	revolving payments; or

(5)	single bonus payment.

However, the payment method may be limited to single payment with YJC’s approval.

2.	Single bonus payments shall be based on the following periods:

(1)	Summer: December 16 to June 15

(2)	Winter: July 16 to November 15

3.	Single bonus payments shall be based on the following payment months:

(1)	Summer: August

(2)	Winter: January

Article 19 Invoicing of Credit Sales Proceeds

SBPS shall invoice to YJC the proceeds of a Credit Sale made by a Merchant, based on the sale information provided for in Article 16, Paragraph 1, by the method designated by YJC, on behalf of the Merchant. Upon the arrival of the sale information at YJC, the proceeds of the Credit Sale will be deemed to have been invoiced to YJC by the Merchant as of the account closing date.

Article 20 Advancement of Price of Credit Sales

1.

YJC shall deduct from the Credit Sale proceeds invoiced by SBPS under the preceding Article the merchant fee provided for in Article 17, and transfer the remainder into the deposit account designated by SBPS. SBPS shall receive that payment on behalf of the Merchant and distribute that payment to the Merchant at SBPS’s own responsibility and cost.

2.	The sales closing date and payment date for Credit Sale proceeds shall be as follows:

Payment Type		Sales Closing Date	Advance Payment Date
Single payment, two payments, installment payments, revolving payments		15th of every month	Last day of the month
		Last day of every month	15th of the following month
Single bonus payment	Summer	–	August 15th
	Winter	–	January 15th

If the 15th of the payment date is a bank holiday, the payment shall be made on the next business day. If the last day of the payment date is a bank holiday, the payment shall be made on the previous business day.

3.

If SBPS loses the authority to receive payment under the preceding paragraph due to the termination of the User Agreement for the Payment System between SBPS and the Merchant or any other reason, SBPS or the Merchant shall promptly notify YJC to that effect.

4.

If the notice under the preceding paragraph does not arrive at YJC at least 30 business days prior to the due date of payment of Credit Sale proceeds, YJC will deem the Credit Sale proceeds to have been paid to the Merchant by the bank transfer under Paragraph 1 as normal, and YJC will accept no liability in that case.

Article 21 Defense of Payment Suspension

1.

If a Customer claims the defense of payment suspension under the Installment Sales Act against YJC or the issuer of the Card, SBPS and each Merchant shall immediately resolve the grounds for that defense.

2.	In the event provided for in the preceding paragraph, the advancement of Credit Sale proceeds will be handled as follows.

(1)	If the Credit Sale proceeds have not been advanced, YJC may withhold or refuse payment.

(2)

If the Credit Sale proceeds have already been advanced, SBPS shall immediately return the Credit Sale proceeds to YJC. Alternatively, YJC may deduct the Credit Sale proceeds from subsequent payments advanced to SBPS.

(3)

If the grounds for the defense are resolved, YJC shall pay the Credit Sale proceeds to SBPS. In such case, YJC is not obligated to pay late payment damages or any other monies other than the Credit Sale proceeds.

Article 22 Return of Credit Sale Proceeds

1.	YJC may revoke the advancement of Credit Sale proceeds, or withhold the part of the payment to SBPS under Article 20 that corresponds to Credit Sale proceeds, if any of the following events occurs:

(1)	the Merchant cancels the contract with the Customer pertaining to a Credit Sale;

(2)	the sale information provided for in Article 16, Paragraph 1 is untrue or incomplete, or YJC considers that there is a likelihood of such case;

(3)	a Credit Sale is conducted without obtaining sales approval in advance in breach of Article 13;

(4)	a Credit Sale is conducted in breach of Article 14;

(5)	an applicant that is not an authorized Customer or a third party that is not a Card Customer uses the Card, or the Customer claims that they have no recollection of the Credit Sale;

(6)	the Customer claims that the amount is in error or expresses similar doubts regarding the Credit Sale;

(7)

the Customer does not make payment to YJC or an affiliate card issuer due to a dispute provided for in Article 23 or another reason attributable to SBPS or the Merchant (except where SBPS or the Merchant notifies YJC in writing that the non-payment is not due to a reason attributable to it, and YJC judges that explanation to be reasonable);

(8)	90 days or more has passed since the date of the sale provided for in Article 16 with respect to the trade receivables;

(9)	the transaction records and documents provided for in Article 25 have not been retained, or are not submitted on request; or

(10)	it is otherwise discovered that the transaction is in breach of the provisions of this Agreement.

2.

In the case provided for in the preceding paragraph, if the Credit Sale proceeds have not yet been advanced to SBPS, YJC may withhold or revoke payment under the preceding Article, and if the Credit Sale proceeds have been paid, YJC may demand that SBPS return the Credit Sale proceeds. The return of Credit Sale proceeds shall be by payment in the manner designated by YJC.

3.

In the case of cancellation or revocation under the preceding paragraph, YJC may deduct the Credit Sale proceeds in one lump sum from subsequent payments advanced to SBPS under Article 20, Paragraph 1. The deduction may comprise the total amount of the subsequent advances payable by YJC to SBPS, irrespective of whether those subsequent payments include trade receivables for that Merchant or the amount thereof.

4.

SBPS is fully responsible for making any adjustment of the Credit Sale proceeds with a Merchant necessary under the preceding two paragraphs, and YJC bears no liability to SBPS or any Merchant in that respect.

Article 23 Dispute Resolution

1.

SBPS and the relevant Merchant shall resolve, at their own responsibility and cost, any defect, error, shortfall, doubt regarding functionality, non-delivery, erroneous charge, or similar event that may arise with respect to goods that the Merchant sells to a Customer, or any dispute that may arise with a Customer regarding the interpretation of Advertising, communications, or the like, and the Merchant is liable for any damages incurred by YJC in connection therewith. In such case, SBPS is liable to YJC for damages as the agent of the Merchants.

2.

If YJC has doubts about the authenticity of the sale information submitted by SBPS, YJC may withhold the advancement of Credit Sale proceeds pending completion of an investigation, and if the investigation is not completed within 30 days after commencing, SBPS and YJC shall consult regarding how to handle the advance pertaining to that sale information.

Article 24 Cancellation of Credit Sales

If a Merchant cancels the contract with a Customer pertaining to a Credit Sale, SBPS shall notify YJC without delay based on notice from the Merchant, by the method designated by YJC.

Article 25 Retention of Transaction Records

Each Merchant shall retain the transaction records provided for in Article 12, Paragraph 2 and the documents provided for in Article 15, Paragraph 3 for a period of 7 years, during which period it shall promptly present those records or documents to YJC upon request.

Article 26 Investigation of Card Issuer

1.

YJC may request that SBPS and each Merchant cooperate in the investigation of matters provided for in this Agreement, for the purpose of credit monitoring by YJC periodically or from time to time, or the handling of Customer complaints and the like, and SBPS and each Merchant shall promptly comply with the request.

2.

If YJC determines that a Credit Sale made by a Merchant is inappropriate, YJC may request that SBPS make changes or improvements to the products offered, the content of advertising and promotion, the method of making Credit Sales, or other aspects, or suspend sales.

3.	In the case provided for in the preceding paragraph, SBPS is responsible for causing the Merchant to immediately implement the requested measures.

Article 27 Confidentiality Obligations

1.

Neither SBPS nor any Merchant shall divulge to a third party any information regarding Credit Card Number or other information that constitutes confidential information of YJC obtained in connection with this Agreement, or use that information for a purpose other than the performance of this Agreement.

2.

YJC shall not divulge to a third party any information that constitutes confidential information of SBPS obtained in connection with this Agreement, or use that information for a purpose other than the performance of this Agreement.

3.	The provisions of this Article will remain in effect after the termination of this Agreement.

Article 28 No Unauthorized Access

SBPS and each Merchant shall not view confirmation numbers for a purpose other than a credit card transaction under this Agreement or otherwise make unauthorized access to YJC’s systems at their responsibility.

Article 29 No Transfer of Status

1.	Neither SBPS nor any Merchant shall transfer its status under this Agreement to a third party.

2.	Neither SBPS nor any Merchant may transfer or pledge to a third party the claims for trade receivables held by a Merchant against YJC.

Article 30 Term Duration

1.

The term of this Agreement is from the execution date until March 31, 2016. However, unless either party gives written notice of the termination of this Agreement at least three months prior to expiration, this Agreement will extend for a further period of one year, and the same applies thereafter.

2.

The term of the Merchant Agreements entered into between YJC and each Merchant under this Agreement is from the date that the Merchant Agreement is formed until the termination of this Agreement, and the Merchant Agreements will be renewed in the same manner as this Agreement.

3.	If the User Agreement between SBPS and a Merchant is terminated, the Merchant Agreement between YJC and the Merchant will automatically be terminated, and SBPS shall immediately notify YJC in writing.

Article 31 Termination for Cause

1.	YJC may immediately terminate the Merchant Agreement with a Merchant, without notice or demand for cure to SBPS or the Merchant, if the Merchant falls under any of the following items:

(1)	the Merchant breaches any provision of this Agreement or a related agreement;

(2)	a note or check issued by the Merchant is dishonored;

(3)	the Merchant is the subject of a petition for attachment, provisional attachment, provisional disposition, other compulsory execution, or disposition of delinquency for taxes;

(4)	the Merchant is the subject of or files a petition for commencement of bankruptcy, civil rehabilitation proceedings, corporate reorganization proceedings, or special liquidation;

(5)	YJC determines that the Merchant’s credit status has materially changed due to a reason other than the preceding three items;

(6)	the Merchant abuses the credit card system or otherwise breaches a merchant agreement with another credit card issuer;

(7)	the terminates the User Agreement with SBPS, for or without cause; or

(8)	YJC determines that the Merchant is unsuitable due to Customer complaints or other circumstances.

2.

YJC may immediately terminate this Agreement and all Merchant Agreements with Merchants under this Agreement, without notice or demand for cure to SBPS or the Merchants, if any of the following events occurs:

(1)	SBPS falls under any of Items 1 through 5 of the preceding paragraph;

(2)	a significant number of Merchants fall under the preceding paragraph;

(3)	YJC determines that the continuation of this Agreement is difficult due to Customer complaints regarding the Payment System or other circumstances; or

(4)	SBPS ceases to provide the Payment System.

3.	Termination under the preceding two paragraphs does not preclude YJC from seeking damages against SBPS or a Merchant.

4.	If the event provided for in any item of Paragraph 2 occurs, YJC may revoke all advances paid by Merchants to YJC.

Article 32 Collection and Use of Information

1.

Each Merchant and its representatives, and any individual, corporation, or association that applies to YJC for a Merchant Agreement and its representatives (collectively, each “Merchant”) consents to YJC’s handling of personal information included in the information of that Merchant specified in Paragraph 1 of this Article (the “Merchant Information”) as follows, after implementing necessary protective measures.

(1)

YJC will collect and use the following Merchant Information for the purpose of merchant application screening, administrative and other transactional decisions after Merchant registration, performance of investigative obligations of the Merchant after entering into a Merchant Agreement, monitoring of ongoing transactions, and operations to promote the use of Cards between YJC and a Merchant including this Agreement:

(i)

the name, address, postcode, telephone number of the Merchant, the name, address, date of birth, telephone number and other details of its representatives, and other information notified by the Merchant upon merchant application or any change to that information;

(ii)	the merchant application date, registration date, offered products, form of sales, industry, and other matters pertaining to transactions between the Merchant and YJC;

(iii)	the status of the Merchant’s use of Cards;

(iv)	the credit history of the Merchant collected by YJC;

(v)	the information recorded in the operating certificate or other confirmation documents of the Merchant;

(vi)	the matters recorded in registers, resident records, and other documents issued by a public agency that YJC collects by legitimate and lawful means;

(vii)	information published in telephone directories, residential maps, the official gazette, and similar publications;

(viii)	if YJC rejects the merchant application, the fact of and reasons for that rejection;

(ix)

the fact of any investigation conducted into a contract for a sale involving the intermediation of individual credit purchases under Articles 35-3-5 and 35-3-20 of the Installment Sales Act, and the details of the investigation and the matters investigated;

(x)

the fact of any investigation conducted under Article 60, Item 2(a) or Item 3 of the Ordinance for Enforcement of the Installment Sales Act pursuant to the Installment Sales Act and the matters investigated;

(xi)	the fact and details of any termination of a contract for the intermediation of credit purchases by an individual credit purchase intermediary or comprehensive credit purchase intermediary;

(xii)	the details of complaints filed by Customers with YJC or the credit card issuer and relevant information collected from Customers and other related persons by YJC or the credit card issuer;

(xiii)

the fact and details of any reporting by an administrative agency, consumer association, or media organization (including information published due to a breach of the Act on Specified Commercial Transactions or other laws and ordinances) and information gathered by a merchant credit information institution (an organization that collects and provides information of Merchants to its members in the course of trade) and information collected by members of merchant credit information institutions; and

(xiv)	information provided to a merchant credit information institution by a detective agency (including bankruptcy information).

(2)	YJC shall use the Merchant Information provided for in Items 1 through 7 of the preceding paragraph for the following purposes:

(i)	business operated by YJC under this Agreement; and

(ii)	the development of new products, functions, services, and the like for the credit card business or other business of YJC (meaning business specified in the articles of incorporation of YJC).

(3)

If YJC entrusts work under this Agreement to a third party, YJC may provide the Merchant Information provided for in Paragraph 1 of this Article to that third party to the extent necessary for the performance of that work.

Article 33 Use of and Registration with Merchant Credit Information Institutions

1.

Each Merchant consents to the following matters regarding merchant credit information institutions that YJC uses or is registered with in connection with the personal information included in the Merchant Information (the merchant credit information institutions of which YJC is a member are indicated on YJC’s website).

(1)

YJC will inquire with the merchant credit information institutions of which YJC is a member (the “Credit Information Institutions”) for the purpose of merchant application screening, administrative and other transactional decisions after Merchant registration, performance of investigative obligations of the Merchant after entering into a Merchant Agreement, monitoring of ongoing transactions, and use any information regarding the Merchant that is registered.

(2)

The information regarding the Merchant that is designated by the Credit Information Institutions (the ”Registered Merchant Information”) will be registered with the Credit Information Institutions and used for the purpose of merchant application screening, administrative and other transactional decisions after Merchant registration, performance of investigative obligations of the Merchant after entering into a Merchant Agreement, monitoring of ongoing transactions.

(3)

The Registered Merchant Information will be used jointly by the members of the Credit Information Institutions for merchant application screening and administration after Merchant registration for the purpose of eliminating unauthorized transactions and consumer protection, disclosures and corrections for the purpose of maintaining the accuracy of the Merchant Information, suspension of use, and similar purposes.

2.

The representatives of each Merchant consent to any personal information of other distributors and the like involved in management, which is included in the Merchant Information registered with a merchant credit information institution, being used jointly by the members of that merchant credit information institution for the purposes provided for in Item 2 of the preceding paragraph.

3.	Each Merchant consents to Merchant Information that does not consent personal information being handled in the same manner as described in the preceding two paragraphs.

4.

The Credit Information Institutions of which YJC is a member, the custodians of joint use, the registered information, and the scope of joint use are indicated on YJC’s website. If YJC adds new Credit Information Institutions, YJC shall give notice in writing or by other means, or indicate that fact on the website provided for in Paragraph 1.

Article 34 Disclosure, Correction, and Deletion of Merchant Information

1.	Each Merchant may request that YJC, a Credit Information Institution, or a Partner disclose the Merchant Information that it holds. The point of contact for such request is as follows.

(1)	Disclosure requests to YJC and Partners: YJC inquiries desk

(2)	Disclosure requests to Credit Information Institutions: Each Credit Information Institution indicated on YJC’s website

2.	If the registered information is discovered to be inaccurate or incorrect, YJC shall promptly correct or delete that information.

Article 35 Refusal of Consent for Handling of Merchant Information

If a Merchant does not wish to disclose the matters necessary for a merchant application, or is unable to consent to the handling of Merchant Information pursuant to the preceding three Articles, YJC may reject the merchant application or initiate termination procedures.

Article 36 Elimination of Transactions with Antisocial Forces

1.

Each of SBPS, YJC, and each Merchant warrants and covenants that neither it, its parent company, subsidiaries, and related companies, nor any of the officers, employees, or other related parties thereof (including the officers and employees of related companies) falls under any of the following items, now or in the future:

(1)

an organized crime group (meaning a group that is likely to promote its constituent members (including constituent members of that group’s constituent groups) engaging in violent, unlawful acts or other such acts collectively or habitually);

(2)	an organized crime group member (meaning a constituent member of an organized crime group);

(3)

an associate member of an organized crime group (meaning a person other than an organized crime group member who has a relationship with an organized crime group and (a) who is likely to engage in violent, unlawful acts or other such acts in the context of an organized crime group’s influence or (b) who cooperates or is involved in the maintenance or operation of an organized crime group by means such as providing funds, weapons, or the like to an organized crime group or organized crime group members);

(4)

a company affiliated with an organized crime group (meaning a corporation with an organized crime group member substantially involved in its management, a corporation managed by an associate member of an organized crime group or a former organized crime group member that actively cooperates or is involved in the maintenance or operation of an organized crime group by means such as providing funds to an organized crime group, or a corporation that cooperates in the maintenance or operation of an organized crime group by actively utilizing an organized crime group in the performance of its business or in other matters);

(5)

a shareholder meeting extortionist (sokaiya) (meaning a person or entity such as a shareholder meeting extortionist or corporate extortionist that is likely to engage in violent, unlawful acts or other such acts seeking illicit profit from corporations or other entities and that threatens the safety or security of citizens’ lives or livelihoods);

(6)

a corporate extortionist acting under the guise of a social movement or political activity (shakai undo hyobo goro) (meaning a person or entity that is likely to engage in violent, unlawful acts or other such acts seeking illicit profit by disguising itself as or claiming to be a social movement or political activity and that threatens the safety or security of citizens’ lives or livelihoods);

(7)

an organized crime group with special expertise (tokushu chino boryoku shudan) (meaning a group or person other than the above that has a relationship with and utilizes the influence of an organized crime group or has financial connections with an organized crime group and thereby plays a central role in structural wrongdoing); or

(8)	any person or entity similar to (1) to (8) above.

2.

If SBPS or YJC determines that the other party or a Merchant has breached the matters provided for in the preceding paragraph, it may request that the other party (in the case of a breach by a Merchant, SBPS; the same applies hereinafter in this Article) report on the matter. In such case, the other party shall submit the written report to the requesting party within one week of receiving such request.

3.

If YJC suspects that SBPS or a Merchant has breached the provisions of Paragraph 1, it may temporarily suspend Credit Sales under this Agreement, in which case SBPS and the Merchants shall not conduct Credit Sales until YJC approves the recommencement of transactions.

4.

If SBPS or YJC discovers that the other party or a Merchant has breached the provisions of Paragraph 1 or made a false report with respect to its covenant under Paragraph 1, and determines that it is not appropriate to continue the Credit Sales, it may immediately terminate this Agreement, and the other party shall immediately pay all outstanding obligations to the terminating party. In such case, the other party shall compensate the terminating party for any damage incurred.

5.

Even if this Agreement is terminated pursuant to the provisions of the preceding paragraph, the provisions of this Agreement will continue to apply with respect to outstanding obligations owed to the terminating party until those obligations are fully performed.

Article 37 Consultation

The parties shall consult to resolve any doubt regarding the interpretation of matters provided for in this Agreement, and the same applies to the amendment of matters provided for in this Agreement.

Article 38 Amendment

1.	This Agreement may be amended by written agreement following consultation between the parties.

2.	The parties shall consult to determine any matter not expressly provided for herein.

3.	In the cases provided for in the preceding two paragraphs, SBPS shall notify the Merchants of the content of any amendments and decisions and cause the Merchants to comply.

Article 39 Governing Law

This Agreement between SBPS and YJC is entirely governed by the laws of Japan.

Article 40 Jurisdiction

The Tokyo District Court has exclusive jurisdiction as the court of first instance over any dispute between the parties arising in connection with this Agreement.

In witness whereof, this instrument is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original.

March 20, 2015

SBPS:	1-9-1 Higashishimbashi, Minato-ku, Tokyo
Softbank Payment Service Corporation
Yasuyuki Imai, President and Representative Director

YJC:	3-4-2 Hakataekimae, Hakata-ku, Fukuoka-shi, Fukuoka
YJ Card Corporation
Satoshi Ando, Representative Director

Outline of the Merchant Information Exchange System

YJ Card Corporation

http://www.yjcard.co.jp/

Joint Use of Merchant Information

The Company exchanges objective transaction information and the like concerning merchants with members of the merchant information exchange system (“Center Members”) via the merchant information exchange center (the “Center”) operated by the Japan Consumer Credit Association (“JCA”), and jointly uses that information from the perspective of consumer protection, in order to improve the precision of merchant screening and administration, effect the early detection and prevention of harm to consumers due to wrongful sales by merchants and the like, and prevent the subsequent spread of damage.

1.	The Merchant Information Exchange System

The JCA is authorized by the Ministry of Economy, Trade and Industry pursuant to the provisions of Article 35-18 of the Installment Sales Act.

Part of the JCA’s authorized operations is collecting information necessary for protecting the interests of users (credit users) from Center Members corporate rearrangement and providing that information to Center Members, which it does through the Center pursuant to Articles 35-20 and 35-21 of the Act.

2.	Registration and Use of Information Collected from Merchants

Center Members collect and use the information provided for in 3(b) (Details of Information Subject to Joint Use), register the information with the Center, and use the information jointly with other Center Members for the purpose of merchant screening upon receiving an application for a merchant agreement, merchant investigations after the merchant agreement has been executed, the review of ongoing transactions, and the like.

3.	Joint Use of Merchant Information

(a)	Purpose of Joint Use

To improve the precision of Center Members’ screening when entering into merchant agreements and subsequent reviews, eliminate bad-faith merchants, and contribute to the sound development of credit transactions and consumer protection by registering with the Center, and receiving from and jointly using with Center Members, information from Center Members regarding actual, suspected, and borderline failures to protect users, pursuant to Articles 35-20 and 35-21 of the Installment Sales Act.

(b)	Details of Information Subject to Joint Use

(A)

The facts and grounds of any investigation into comprehensive credit purchase intermediation transactions and individual credit purchase intermediation transactions as necessary to handle complaints against a merchant

(B)

The facts and grounds of any termination of a contract for comprehensive credit purchase intermediation or individual credit purchase intermediation due to failure to protect users in the course of comprehensive credit purchase intermediation or individual credit purchase intermediation business

(C)

Information regarding the objective facts pertaining to any act that causes undue damage to the Company, a Center Member, or users and that corresponds to an actual, suspected, or borderline failure to protect users

(D)

Information reported to the Company or a Center Member by users (irrespective of contract status) and information contained therein regarding any actual, suspected, or borderline failure to protect users

(E)

Information collected by the Center regarding the fact and details of any public announcement by an administrative agency (information made public due to a breach of the Act on Specified Commercial Transactions)

(F)	Other information regarding failures to protect users

(G)

The name, address, telephone number, and date of birth of the merchant (in the case of a corporation, the name, address, and telephone number of the merchant and the names and dates of birth of its representatives) in relation to the preceding items. However, in the case of (D) above, the name, address, telephone number, and date of birth of the merchant (in the case of a corporation, the names and dates of birth of its representatives) will be excluded in borderline cases.

(c)	Retention Period

The information provided for in (b) above will be retained for a period not exceeding five years from the date of registration.

4.	Scope of Joint Users of Merchant Information

Comprehensive credit purchase intermediaries, individual credit purchase intermediaries, and third-party payment brokers that are members of JCA and Center Members, and the Center

Note: JCA publishes a list of Center Members on its website.

Website: http://www.j-credit.or.jp/

5.	Inquiries Regarding the Merchant Information Exchange System and Procedures for Disclosure

Please direct inquiries regarding the merchant information exchange system and procedures for disclosure to the Merchant Information Exchange Center specified in 6. below.

6.	Entity Responsible for Operations

Japan Consumer Credit Association Merchant Information Exchange Center (JDM Center)

Address: Sumisei Nihonbashi Koamicho Building, 14-1 Nihombashikoamicho, Chuo-ku, Tokyo

Tel: 03-5643-0011 (Reception)